UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 2, 2013

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 2, 2013, Forest Oil Corporation (“Forest”) together with two of its subsidiaries, Forest Oil Permian Corporation (“Forest Permian”) and Forcenergy Onshore Inc. (“Forcenergy,” and collectively with Forest and Forest Permian, “Seller”), entered into an Agreement for Purchase and Sale of Assets (the “Agreement”) with Hilcorp Energy I, L.P. (“Purchaser”).  Pursuant to the Agreement, Seller has agreed to sell to Purchaser oil and gas properties located in the State of Texas (the “Oil and Gas Assets”), and various other related interests, rights, receivables, wells, leasehold interests, records, fixtures, equipment, and other assets (together with the Oil and Gas Assets, the “Assets”).  The Assets exclude certain rights, claims (including litigation claims), credits, records, data, and any hedging transactions associated with the Assets prior to the Effective Time for the purchase and sale of the Assets, defined in the Agreement as 12:01 a.m. on January 1, 2013. The transaction is expected to close on February 15, 2013, subject to certain conditions, as described below.

The total consideration to be received by Seller for the Assets is $325,000,000 in cash, subject to customary adjustments to reflect the operation of the Oil and Gas Assets prior to the closing, title defects, and unresolved preferential rights and environmental defects (the “Purchase Price”).  Upon executing the Agreement, Purchaser paid Seller a cash deposit in the amount of $16,250,000 (the “Deposit”).

The Agreement contains customary representations and warranties and covenants.  Among other things, during the period between the execution of the Agreement and the closing of the transaction, Seller has agreed (i) to allow Purchaser access to the Oil and Gas Assets and the records pertaining to the Assets; (ii) to conduct its operations, including the operation of the Oil and Gas Assets, in the ordinary course; and (iii) to restrict certain activities and capital expenditures.

The Agreement provides Seller and Purchaser certain termination rights, including, among others: (1) the parties may terminate by mutual consent; (2) the parties may terminate if the closing shall not have occurred on or before April 1, 2013, through no fault of the party seeking to terminate; (3) Seller or Purchaser may terminate if, on or before the closing, the sum of the aggregate uncured title defects and aggregate cost of resolving identified uncured environmental defects exceeds $65,000,000; (4) Seller may terminate if at or prior to the closing all representations and warranties of Purchaser are not true in all material respects, or if Purchaser has not performed all of its obligations set forth in the Agreement in all material respects; or (5) Purchaser may terminate if at or prior to the closing all representations and warranties of Seller are not true in all material respects, or if Seller has not performed all of their obligations set forth in the Agreement in all material respects.  Seller may retain the Deposit if the Agreement is terminated by Seller as a result of a material breach of the Agreement by Purchaser.

The foregoing is not a complete description of all of the terms and provisions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

10.1

Agreement for Purchase and Sale of Assets, dated as of January 2, 2013, by and between Forest Oil Corporation, Forest Oil Permian Corporation, and Forcenergy Onshore Inc. (as Seller) and Hilcorp Energy I, L.P. (as Purchaser).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: January 3, 2013	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1

Agreement for Purchase and Sale of Assets, dated as of January 2, 2013, by and between Forest Oil Corporation, Forest Oil Permian Corporation, and Forcenergy Onshore Inc. (as Seller) and Hilcorp Energy I, L.P. (as Purchaser).